                      AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

    This Amendment, dated as of December 5, 1995 (the "Amendment"), is entered into among Mirage Reports, Incorporated ("MRI"), Capital Gaming International, Inc. ("CGII") and Crescent City Capital Development Corporation ("CCCDC") and amends the Stock Purchase Agreement, dated July 24, 1995 (the "Agreement"), among MRI, CGII and CCCDC. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. Each of the parties hereto recognizes that the operation by MRI of CCCDC's riverboat under the authority of the riverboat gaming license owned by CCCDC is subject to the prior approval of the State of Louisiana through the Department of Public Safety and Corrections, Riverboat Gaming Enforcement Division of the Office of State Police and the Riverboat Gaming Commission pursuant to applicable provisions of La.R.S. 4:501 at seq, and applicable provisions of the Louisiana Administrative Code.

1. Paragraph 1 of the Agreement is hereby amended by inserting the following sentence at the end of such section: "At the Closing, CCCDC shall own the assets set forth on Schedule 1 attached hereto." Schedule 1 is attached to this Amendment.

2. Paragraph 3 of the Agreement is hereby amended so that it reads, in its entirety, as follows:

    "PAYMENT OF PURCHASE PRICE. Within five business days following the entry of an order of the Bankruptcy Court approving (i) an escrow agreement acceptable to MRI and CCCDC, and (ii) the overbid fee provided for in Paragraph 10 of the Agreement, MRI shall deposit $2,000,000 as a refundable good faith deposit (the "Deposit") with First American Title Company, New Orleans, Louisiana, to be held in an interest-bearing escrow account (the "Escrow"). The Deposit, and any interest earned thereon, shall be refunded to MRI in the event that the Closing does not occur on or prior to January 24, 1996 for any reason other than as a result of a breach of this agreement by MRI. At the Closing, the Deposit and any interest earned thereon shall be paid to CCCDC and credited against the Purchase Price in Escrow to be paid to CCCDC, subject to Paragraph 4 hereof.

3. The last two sentences of Paragraph 4 of the Agreement are hereby amended to increase the 90-day period to a 1-year period.

4. Clause (c) of Paragraph 6 of the Agreement is hereby amended to delete "Lake Charles" on the sixth and seventh lines of



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    the clause and insert in lieu thereof "Bossier City" and to delete "the
    City of Lake Charles, Calcasieu Parish, the Lake Charles Harbor and Terminal District" on the tenth through twelfth lines and insert in lieu thereof "the appropriate local governmental agencies."

5. Clause (a) of Paragraph 6 of the Agreement is hereby amended to insert "at or" on the fourth line of such clause before the word "prior".

6. Clause (i) of Paragraph 6 of the Agreement is hereby amended to delete the words "and the assets owned by CCCDC" on the fourth and fifth lines of such clause.

7. Clause (a) of Paragraph 15 of the Agreement is hereby amended so that such clause reads, in its entirety, as follows:

         "(a) failure of the Closing to take place on or before January 24, 1996";

8.  Clause (b) of Paragraph 15 of the Agreement is hereby deleted.

9.  Paragraph 22 of the Agreement is hereby deleted.

10. A new paragraph 24 shall be inserted as follows:

         "24. TAXES. The parties agree that all of the tax benefits and tax obligations of CCCDC prior to the Closing shall be for the account of CCCDC and shall be satisfied, discharged or otherwise provided for in connection with the plan. Upon the request of CGII, MRI agrees to cooperate with CGII and CCCDC to file Form 8033 in order to effectuate the joint election by CCCDC, CGII and MRI Under Section 5 338(g) and 338(h)(10) of the Internal Revenue Code of 1985, as amended."

11. MRI, on the one hand, and CGII and CCCDC, on the other hand, hereby release each other from and waive any and all breaches of or claims arising under the Agreement which may have occurred prior to the date of this Amendment.

12. This Amendment shall become effective only upon its execution by the parties hereto; PROVIDED, HOWEVER, as to CCCDC, this Amendment shall be treated, for all purposes, as having been executed prior to the commencement by CCCDC of its chapter 11 case and shall be subject to
    Section 365 of the Bankruptcy Code. The failure of CCCDC to assume pursuant to Section 365 the Agreement, as amended by this Amendment, shall not affect in any manner the obligations of CGII and


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    MRI under the Agreement as amended by this Amendment.  Except as modified by this Amendment, the Agreement continues in full force and effect, and may not be further amended except by a writing signed by each of the parties.

This Amendment may be executed in counterparts, by the manual or facsimile signature of each party, and all such counterparts are hereby deemed to constitute one and the same instrument.

                                       CAPITAL GAMING INTERNATIONAL, INC.

                                       BY: /s/ Illegible
                                           -------------------------
                                           NAME:
                                           TITLE:


                                       CRESCENT CITY CAPITAL DEVELOPMENT
                                       CORPORATION

                                       BY: /s/ Illegible
                                           -------------------------
                                           NAME:
                                           TITLE:


                                       MIRAGE RESORTS, INCORPORATED

                                       BY: /s/ Barry A. Shier
                                           -------------------------
                                           NAME:
                                           TITLE: EXEC V.P.


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